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HAM,
 LANGSTON &
  BREZINA, L.L.P.
Certified Public Accountants

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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Savi Media Group, Inc.

We consent to the inclusion in this registration statement on Form S-B2 of our report, April 11, 2005, on our audits of the consolidated financial statements of Savi Media Group, Inc, for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts".


                                             /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 23, 2005